UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

Commission file number 000-56021

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada			98-1463868
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

366 Madison Ave, 14th floor	New York	New York	10017
(Address of Principal Executive Offices)			(Zip Code)
(646) 600-9181
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.
Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

As previously disclosed, Acreage Holdings, Inc. (the “Company” or “Acreage”), as parent, High Street Capital Partners, LLC (“HSCP”), as borrower, the other loan parties thereto from time to time, the lenders party thereto from time to time, AFC Agent LLC (“AFC Agent” and together with the AFC Lenders, as defined below, the “AFC Parties”) and VRT Agent LLC (“VRT Agent” and together with VRT, as defined below, the “VRT Parties”), are parties to a credit agreement, dated as of December 16, 2021, as amended on October 24, 2022 and April 28, 2023 (the “Existing Acreage Credit Agreement”).

11065220 Canada Inc. (the “Optionor”), a wholly-owned subsidiary of Canopy Growth Corporation (“Canopy Growth”), AFC Gamma, Inc. (“AFCG”), AFC Institutional Fund LLC (“AFCI” and together with AFCG, the “AFC Lenders”) and Viridescent Realty Trust, Inc. (“VRT” and together with the AFC Lenders, the “Acreage Lenders”) are parties to an option agreement, dated November 15, 2022 (the “Option Agreement”), whereby the Optionor has the right to acquire all of the interests of the Acreage Lenders under the Existing Acreage Credit Agreement. Pursuant to the Option Agreement, the Optionor previously deposited US$28.5 million (the “Option Premium”) into an interest-bearing escrow account.

On June 3, 2024, the Optionor entered into an assignment and acceptance agreement (the “AFC Assignment Agreement”) with the AFC Parties in order to acquire all of the AFC Parties’ rights in and interest to all obligations owing to the AFC Parties pursuant to the Existing Acreage Credit Agreement in an aggregate amount equal to approximately US$99.8 million (the “AFC Obligations”). As consideration for the acquisition of the AFC Obligations by the Optionor, pursuant to a direction by, among others, the Optionor, the AFC Parties and the VRT Parties, the Optionor and the VRT Parties agreed to release the Option Premium, plus all accrued interest thereon, to the AFC Parties and the Optionor made a cash payment of approximately US$69.8 million to the AFC Parties.

On June 3, 2024, the Optionor also entered into a commitment letter (the “Commitment Letter”) with VRT. Pursuant to the terms of the Commitment Letter, VRT agreed, among other things, to (i) retain its interest in the Existing Acreage Credit Agreement, (ii) capitalize certain overdue amounts, including interest, owing pursuant to the Existing Acreage Credit Agreement, (iii) release the Option Premium, plus all accrued interest thereon, to the AFC Parties, and (iv) become the sole agent under the A&R Credit Agreement, as defined below.

On June 3, 2024, the Company, HSCP, as borrower, the Optionor, VRT Agent and the loan parties thereto from time to time, entered into an amended and restated credit agreement (the “A&R Credit Agreement”). The A&R Credit Agreement will continue to bear interest at a variable rate of U.S. prime (“Prime”) plus 5.75% per annum, payable monthly in arrears, with a Prime floor of 5.50%, and a maturity date of January 1, 2026. Interest under the A&R Credit Agreement will be payable in cash or in kind, at the Company’s election, through November 30, 2024.

The foregoing description of the A&R Credit Agreement is qualified in its entirety by reference to the full text of the A&R Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”).

On June 4, 2024, the Company issued a press release announcing the A&R Credit Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Private Placement

On June 5, 2024, Acreage entered into a Subscription Agreement (the “Subscription Agreement”) with certain institutional investors (collectively, the “Investors”) pursuant to which the Company agreed sell to the Investors 12,000 units (the “Units”) of the Company in a private placement (the “Private Placement”) at a price of US$833.33 per Unit, for gross proceeds to the Company of US$10 million (the “Funded Amount”). The Private Placement closed on June 6, 2024 (the “Closing Date”). After the payment of the fees payable to the placement agents and estimated offering expenses payable by the Company in connection with the Private Placement, the Company received net proceeds of approximately $9.2 million. The net proceeds from the Private Placement were deposited into a segregated account and the Company intends to use the net proceeds for general corporate purposes.

Each Unit consists of: (i) US$1,000 principal amount of non-recourse unsecured convertible notes (the “Notes”), reflecting a 16.67% original issue discount, convertible into that number of Class E subordinate voting shares of the Company (the “Fixed Shares” and such Fixed Shares issuable upon conversion of the Notes, the “Underlying Note Shares”)) at the Conversion Price (as defined below); and (ii) Fixed Share purchase warrants (the “Warrants”), with each Warrant exercisable to acquire one Fixed Share at the Exercise Price (as defined below) (such Fixed Shares issuable upon exercise of the Warrants, the “Underlying Warrant Shares”, and the Underlying Warrant Shares together with the Underlying Notes Shares, the “Underlying Shares”) at any time and from time to time after the date that Canopy or Canopy USA, as the case may be, acquires of all of the issued and outstanding Fixed Shares in accordance with the Fixed Share Arrangement and one or before June 5, 2029. The number of Warrants to be issued to each Investor shall be the quotient obtained by dividing the aggregate US$10 million subscription amount of the Units by the Exercise Price.

The Notes will not bear interest.

The “Conversion Price” of the Notes is the price per Fixed Share determined by multiplying (i) the Exchange Ratio (as such term is defined in Fixed Share Arrangement Agreement) as the same shall be adjusted in accordance with the terms of the Fixed Share Arrangement Agreement by, (ii) the Fair Market Value (as such term is defined in the Fixed Share Arrangement Agreement) of the common shares of Canopy Growth (the “Canopy Shares”) on the business day prior to the closing of the Fixed Share Acquisition after giving effect to the conversion of the Notes and the determination of the number of Warrants issued in the Private Placement. The Conversion Price shall be determined at the closing of the Fixed Share Acquisition.

The “Exercise Price” of the Warrants shall equal the Conversion Price; provided, however, that in the event that the Put Right (as defined below) is exercised, the Exercise Price shall be not less than US$0.375.

In connection with the Private Placement, each Investor entered into a put agreement with Canopy USA, LLC (“Canopy USA”), pursuant to which such Investor has the right (the “Put Right”) to require Canopy USA to purchase the Notes and the Warrants subscribed for by it under the Private Placement if (i) the Fixed Share Acquisition is not completed before the date that is 15 months from the Closing Date (the “Maturity Date”), (ii) if the Fixed Share Acquisition is terminated at any time prior to the Maturity Date, or (iii) if the Company is subject to an insolvency event.

If the Acquisitions (as defined below) are completed before the Maturity Date: (i) each Note will be automatically converted immediately prior to the completion of the Fixed Share Acquisition at the Conversion Price; and (ii) each Warrant shall be exercisable for such number of Canopy Shares as the holder thereof would have been entitled to receive in accordance with the terms of the Fixed Share Arrangement Agreement (as defined below) had the holder exercised the Warrants prior to the closing of the Fixed Share Acquisition. If the Fixed Share Acquisition is not completed by the Maturity Date and, provided that the Put Right has been exercised, the outstanding Notes shall thereafter only represent an unsecured payment obligation of the principal amount thereof by Company in favor of Canopy USA.

While the number of Fixed Shares issuable upon conversion or exercise, as applicable, of the Notes and the Warrants remains unknown at this time, the completion of the Private Placement is expected to result in significant dilution of the Fixed Shares, particularly given that the Conversion Price of the Notes is based on the Exchange Ratio, which will be adjusted pursuant to the Fixed Share Arrangement Agreement for issuances in excess of the Purchaser Approved Share Threshold (as such term is defined in the Fixed Share Arrangement Agreement). The Private Placement is expected to result in the issuance of Fixed Shares under the Notes, and Warrants exercisable to acquire Fixed Shares, at the time of closing the Fixed Share Arrangement (as defined below), well in excess of the Purchaser Approved Share Threshold, with the effect that the Exchange Ratio will be significantly reduced. The Exchange Ratio reduction is expected to have a material and adverse effect on the number of Canopy Shares that holders of Fixed Shares could receive pursuant to the Fixed Share Arrangement Agreement may have a material and adverse effect on the value of the Fixed Shares.

The following table below sets forth the potential Exchange Ratio based on a range of Canopy Share prices during the previous 52-week period after giving effect to the Private Placement:

Canopy Share Price (US$)	Fixed Share Exchange Ratio
US$5.00	≈ 0.00000
US$6.00	0.00190
US$7.00	0.00656
US$8.00	0.01005
US$9.00	0.01277
US$10.00	0.01494
US$11.00	0.01672
US$12.00	0.01821
US$13.00	0.01946
US$14.00	0.02054
US$15.00	0.02147
US$16.00	0.02228
US$17.00	0.02300
US$18.00	0.02364
US$19.00	0.02421

While the above chart shows indicative potential adjustment to the Fixed Share Exchange Ratio at the closing of the Fixed Share Acquisition (based on the number of Fixed Shares and securities convertible into or exercisable to acquire Fixed Shares, as of the date hereof), it assumes there have been no further actions taken by the Company to address the potential significant dilution and related impact on the Exchange Ratio.

Furthermore, as a result of the potential significant dilution of the Fixed Shares as described above, the Private Placement may result in the creation of a new Control Person (as defined in the policies of the Canadian Securities Exchange (“CSE”)), and, as a result, the Private Placement may be deemed to have Materially Affected Control (as defined in the policies of the CSE) of the Company. The Conversion Price of the Notes may also be lower than the market price of the Fixed Shares at such time less the Maximum Permitted Discount (as defined in the policies of the CSE). The Exercise Price of the Warrants may also be lower than the market price of the Fixed Shares as of the date hereof. The Company confirms that it has been granted approval by the CSE to avoid seeking securityholder approval for the Private Placement and the potential creation of a new Control Person in reliance on the exceptions outlined in section 4.6(2)(b) of CSE Policy 4, as the Company is in serious financial difficulty. No related person of the Company participated in the Private Placement.

The foregoing descriptions of the Notes, Warrants, and the Subscription Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached to this Current Report as Exhibits 4.1, 4.2 and 10.2, respectively, and are incorporated herein by reference.

The Notes, the Warrants and the Underlying Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Notes, the Warrants and the Underlying Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Notes, the Warrants and the Underlying Shares were offered and sold to the Investors in transactions exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investors are each an “accredited investor”as defined in Regulation D, and acquired the Notes and the Warrants, and will acquire the Underlying Shares, for investment purposes only, and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

On June 5, 2024, the Company issued a press release announcing the Private Placement and on June 6, 2024, the Company issued a press release announcing the closing of the Private Placement. A copy of the press releases are attached to this Current Report as Exhibits 99.2 and 99.3, respectively.

This Current Report does not, and the exhibits attached hereto do not, constitute an offer to sell any security, including the Notes, the Warrants or any Underlying Shares, nor a solicitation for an offer to purchase any security, including the Notes, the Warrants or any Underlying Shares, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration, qualifications, or exemption under the securities laws of any such jurisdiction.

Item 2.03 Creation of a Direct Financial Obligation.

The disclosures set forth in Item 1.01 of this Current Report regarding the issuance of the Notes are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report regarding the issuance of the Notes and the Warrants are incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

Call Option Exercise Notice

As previously disclosed, Acreage and Canopy Growth are parties to an arrangement agreement, dated April 18, 2019, as amended on May 15, 2019, September 23, 2020 and November 17, 2020 (the “Fixed Share Arrangement Agreement”). Acreage and Canopy Growth implemented the plan of arrangement set forth in the Fixed Share Arrangement Agreement on September 23, 2020 (the “Fixed Share Arrangement”) pursuant to which, among other things, the Canopy Growth acquired the option (the “Fixed Share Call Option”) to acquire all of the issued and outstanding Fixed Shares (the “Fixed Share Acquisition”), the completion of which remains subject to certain closing conditions, including, among other things, the satisfaction or waiver of the Purchaser Acquisition Closing Conditions (as defined in the Fixed Share Arrangement Agreement).

Acreage, Canopy Growth and Canopy USA are also parties to an arrangement agreement, dated October 24, 2022, as amended on March 17, 2023, May 31, 2023, August 31, 2023, October 31, 2023, December 29, 2023, March 29, 2024, April 25, 2024 and May 8, 2024 (the “Floating Share Arrangement Agreement”), pursuant to which Canopy USA has agreed to acquire all of the issued and outstanding Class D subordinate voting shares of Acreage (the “Floating Shares”) pursuant to a plan of arrangement set out in the Floating Share Arrangement Agreement (the “Floating Share Arrangement”). The completion of the

Floating Share Arrangement (the “Floating Share Acquisition” and together with the Fixed Share Acquisition, the “Acquisitions”) is subject to certain closing conditions, including, among other things, the satisfaction or waiver of the closing conditions contained in the Fixed Share Arrangement Agreement.

On June 3, 2024, the Fixed Share Call Option was exercised in accordance with the terms of the Fixed Share Arrangement Agreement. Upon closing of the Acquisitions, Canopy USA will own 100% of the Fixed Shares and Floating Shares and in connection therewith, Acreage would become a wholly owned subsidiary of Canopy USA. Closing of the Acquisitions remain subject to all of the closing conditions set forth in the Fixed Share Arrangement Agreement and the Floating Share Arrangement Agreement. There can be no certainty, nor can the Company provide any assurance, that all conditions precedent will be satisfied or waived, which may result in the Acquisitions not being completed.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)Exhibits

Exhibit No.	Description
4.1	Form of Non-Recourse Unsecured Convertible Note Certificate

4.2	Form of Warrant to Purchase Class E Subordinate Voting Shares of Acreage Holdings, Inc.

10.1
Amended and Restated Credit Agreement by and among High Street Capital Partners, LLC, as Borrower, Acreage Holdings, Inc, as Parent, the other loan parties that are parties hereto, the lenders that are party hereto, as lenders and VRT Agent LLC, as Agent dated as of June 3, 2024

10.2	Form of Subscription Agreement

99.1	Press Release, dated June 4, 2024

99.2	Press Release, dated June 5, 2024

99.3	Press Release, dated June 6, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

Date: June 7, 2024	/s/ Corey Sheahan
Corey Sheahan
Executive Vice President, General Counsel and Secretary